                                     [LOGO]

                             HAWKINS CHEMICAL, INC.
                           3100 EAST HENNEPIN AVENUE
                          MINNEAPOLIS, MINNESOTA 55413

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                               FEBRUARY 11, 1998

    The annual meeting of shareholders of Hawkins Chemical, Inc. (the "Company") will be held at the Sheraton Minneapolis Metrodome, 1330 Industrial Boulevard, Minneapolis, Minnesota, on Wednesday, February 11, 1998, at 3:00 P.M., Central Standard Time, for the following purposes:

    1.  To elect nine directors.

    2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on January 2, 1998 as the record date for determining the shareholders entitled to vote at the annual meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the meeting. The Company's transfer books will not be closed.

Dated: January 5, 1998.                     BY ORDER OF THE BOARD OF DIRECTORS

                                                JOHN R. HAWKINS, SECRETARY

IMPORTANT: TO ASSURE THE NECESSARY REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU SO DESIRE.

                                PROXY STATEMENT

                             HAWKINS CHEMICAL, INC.
                           3100 EAST HENNEPIN AVENUE
                          MINNEAPOLIS, MINNESOTA 55413

                                JANUARY 5, 1998

    The following statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hawkins Chemical, Inc. (the "Company") to be voted at the annual meeting of shareholders of the Company to be held on Wednesday, February 11, 1998, or at any adjournment or adjournments of such meeting. Distribution of this proxy statement and proxy to the shareholders began on or about January 5, 1998.

                                  SOLICITATION

    The cost of soliciting proxies and of the notices of the meeting, including the preparation, assembly and mailing of proxies and this statement, will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by regular employees of the Company. Furthermore, arrangements may be made with brokers, banks and similar organizations to send proxies and proxy materials to beneficial owners for voting instructions. The Company will reimburse such organizations for their expenses.

                         REVOCATION AND VOTING OF PROXY

    Any shareholder giving a proxy may revoke it prior to its use at the meeting by (1) delivering a written notice expressly revoking the proxy to the Secretary at the Company's offices, (2) signing and forwarding to the Company at its offices a later dated proxy, or (3) attending the annual meeting and casting his or her votes personally.

    A majority of the outstanding shares will constitute a quorum at the annual meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Pursuant to Minnesota law and the Company's Articles of Incorporation, abstentions are counted in determining the total number of the votes cast on proposals presented to shareholders, but will not be treated as votes in favor of the proposals. Broker non-votes are not counted for purposes of determining the total number of votes cast on proposals presented to shareholders.

    Unless otherwise directed in the accompanying proxy, the persons named therein will vote FOR the nominees for director as set forth in this Notice of Annual Meeting of Shareholders. As to any other business which may properly come before the meeting, they will vote in accordance with their best judgment. The Company does not presently know of any other business.

                      OUTSTANDING SHARES AND VOTING RIGHTS

    The record date for determining the shareholders entitled to vote at the annual meeting is January 2, 1998. As of the close of business on that date, there were outstanding 11,603,895 shares of common stock, par value $.05 per share, which is the only outstanding class of stock of the Company. Holders of common shares are entitled to one vote for each share held on the record date with respect to all matters that may be brought before the meeting. There is no cumulative voting for directors.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership of common stock of the Company with the Securities and Exchange Commission. Executive officers, directors and persons who beneficially own more than ten percent of the common stock of the Company are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, and written representations from the Company's executive officers and directors, all Section 16(a) filing requirements applicable to the Company's executive officers and directors have been satisfied, except that Norman P. Anderson, a director, inadvertently failed to file a report due for November of 1997 with respect to the gifting of shares, Kurt R. Norman, an officer, inadvertently failed to file a report due for October of 1997 with respect to the sale of shares from three custodial accounts, and the Employee Stock Ownership Plan and Trust inadvertently failed to report shares acquired in April and August of 1997. The required reports have now been filed.

                        SECURITY OWNERSHIP OF MANAGEMENT
                            AND BENEFICIAL OWNERSHIP

    The following table contains information as of November 30, 1997 concerning the beneficial ownership of the Company's common shares by all directors and nominees, by all current directors and officers as a group, and by persons known to the Company to beneficially own more than 5% of its common shares.

                                                                                    NUMBER OF       PERCENT OF
BENEFICIAL OWNER                                                                    SHARES(a)          CLASS
--------------------------------------------------------------------------------  -------------     -----------
Howard J. Hawkins...............................................................        553,216(b)         4.8%
  3100 East Hennepin Avenue
  Minneapolis, MN 55413
Norman P. Anderson..............................................................        422,968            3.6%
  225 Holly Road
  Hopkins, MN 55343
Carl J. Ahlgren.................................................................        111,410(c)         1.0%
Howard M. Hawkins...............................................................        168,204(d)         1.4%
Dean L. Hahn....................................................................        103,961(e)         0.9%
Donald L. Shipp.................................................................        131,334(f)         1.1%
John R. Hawkins.................................................................         69,896(g)         0.6%
John S. McKeon..................................................................         15,551(h)         0.1%
S. Albert Diez Hanser...........................................................          9,450         *
Duane M. Jergenson..............................................................         21,359            0.2%
All current directors and officers as a group (13 persons)......................      1,664,569(i)        14.3%
Trustees, Hawkins Chemical, Inc.
  Employee Stock Ownership Plan and Trust.......................................      2,543,284(j)        21.9%
  3100 East Hennepin Avenue
  Minneapolis, MN 55413
Trustees, Hawkins Chemical, Inc.
  Money Purchase Pension Plan and Trust.........................................         79,049(j)         0.7%
  3100 East Hennepin Avenue
  Minneapolis, MN 55413

------------

 *  Less than 0.1%

(a) Unless otherwise noted, all shares shown are held by individuals possessing sole voting and investment power with respect to such shares.

(b) Includes 191,665 shares owned by the wife of Howard J. Hawkins as to which Mr. Hawkins may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership, as well as 35,394 shares that Mr. Hawkins holds jointly with his wife as to which he shares voting and investment power. Does not include shares representing the beneficial interest of Mr. Hawkins as of November 30, 1997 in the Company's Employee Stock Ownership Plan (144,080 shares) and Money Purchase Pension Plan (2,401 shares).

(c) Includes 57,265 shares held in trust for the benefit of Mr. Ahlgren's wife as to which Mr. Ahlgren disclaims beneficial ownership, and 27,848 shares held in trust as to which Mr. Ahlgren shares voting and investment power.

(d) Includes 3,395 shares held by the wife of Mr. Hawkins as to which he may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership; and 98,242 shares that Mr. Hawkins holds jointly with his wife as to which he shares voting and investment power. Does not include shares representing the beneficial interest of Mr. Hawkins as of November 30, 1997 in the Company's Employee Stock Ownership Plan (121,541 shares) and Money Purchase Pension Plan (3,235 shares).

(e) Includes 14,305 shares that Mr. Hahn holds jointly with his wife as to which he shares voting and investment power. Does not include shares representing Mr. Hahn's beneficial interest as of November 30, 1997 in the Company's Employee Stock Ownership Plan (199,699 shares) and Money Purchase Pension Plan (3,860 shares).

(f) Includes 120,509 shares held by Mr. Shipp jointly with his wife as to which he shares voting and investment power. Does not include shares representing Mr. Shipp's beneficial interest as of November 30, 1997 in the Company's Employee Stock Ownership Plan (173,470 shares) and Money Purchase Pension Plan (4,796 shares).

(g) Includes 41,170 shares held by John Hawkins as custodian for one minor child as to which he has sole voting and investment power, but as to which he disclaims beneficial ownership, as well as 12,666 shares held by Mr. Hawkins jointly with his wife as to which he shares voting and investment power. Does not include shares representing the beneficial interest of Mr. Hawkins as of November 30, 1997 in the Company's Employee Stock Ownership Plan (114,997 shares) and Money Purchase Pension Plan (2,763 shares).

(h) Includes 1,078 shares held by Mr. McKeon as custodian for his minor children as to which Mr. McKeon has sole voting and investment power, but as to which he disclaims beneficial ownership.

(i) 4,392 of the shares owned by an officer who is not also a director or nominee are held by that officer jointly with his wife as to which he shares voting and investment power. Not included in the total are shares representing the beneficial ownership of such officer as of November 30, 1997 in the Company's Employee Stock Ownership Plan (67,007 shares) and Money Purchase Pension Plan (2,331 shares). Of the 26,088 shares owned by an officer who is not also a director or nominee, 24,816 are held by that officer directly and 1,212 shares owned by his wife, as to which he may be deemed to share voting and investment power, but to which he disclaims beneficial ownership. Not included in the total are shares representing the beneficial ownership of such officer as of November 30, 1997 in the Company's Employee Stock Ownership Plan (3,873 shares) and Money Purchase Pension Plan (305). Of the 15,740, 14,312 of the shares owned by an officer who is not also a director or nominee are held by that officer jointly with his wife as to which he shares voting and investment power, and 1,428 shares are held custodially for three minor children. Not included in the total are shares representing the beneficial ownership of such officer as of November 30, 1997 in the Company's Employee Stock Ownership Plan (20,964 shares) and Money Purchase Pension Plan (1,075 shares).

(j) The current trustees of the Hawkins Chemical, Inc. Employee Stock Ownership Plan and Trust and of the Hawkins Chemical, Inc. Money Purchase Pension Plan and Trust are Howard J. Hawkins, Dean L.

    Hahn, Donald L. Shipp, Howard M. Hawkins, and John R. Hawkins. Although these individuals could be deemed to "beneficially own" all of the shares held by these Plans because of their shared voting and investment power with respect to those shares, they have not been included in the share ownership figures listed above for these individuals or for all current directors and officers as a group. Voting rights as to shares of the Company's stock are passed through to participants under the Employee Stock Ownership Plan, but not under the Money Purchase Pension Plan.

                PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING

                            1. ELECTION OF DIRECTORS

    At the forthcoming annual meeting, nine persons are to be elected to the Company's Board of Directors, each to hold office for the ensuing year or until his successor is duly elected and qualified. The Company's By-Laws provide for a Board of Directors of not fewer than three nor more than eleven directors. The Company's By-Laws provide that the nominees must be elected by the affirmative vote of the holders of a majority of the voting power of the shares represented at the meeting (whether in person or by proxy). Proxies will be voted for the election of all nominees unless you direct otherwise. Should any nominee decline or be unable to accept such nomination or to serve as a director (an event which management does not now expect to occur), proxies will be voted for a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under them.

    All nominees are now directors of the Company and have served continuously since the year indicated below. The principal occupation or employment of each nominee is set forth below; all occupations are with the Company unless otherwise noted.

                                                         PRINCIPAL OCCUPATION                                    DIRECTOR
NOMINEE                                                     AND EMPLOYMENT                             AGE         SINCE
------------------------------------  -----------------------------------------------------------      ---      -----------
Howard J. Hawkins...................  Chairman Emeritus since 1996; Chairman of the Board from             79         1955
                                      1964 to 1996; Chief Executive Officer from 1987 to 1996.

Dean L. Hahn........................  Chairman of the Board and Chief Executive Officer since              64         1974
                                      1996; President from 1983 to 1996.

Donald L. Shipp.....................  President since 1996; Executive Vice President from 1983 to          62         1977
                                      1996; President of Feed-Rite Controls, Inc., a subsidiary
                                      of the Company, from 1967 to 1996.

Carl J. Ahlgren.....................  Retired; Vice President 1970 to 1991; Secretary 1961 to              73         1964
                                      1991.

Howard M. Hawkins...................  Treasurer since 1973; Vice President since 1996.                     53         1976

John R. Hawkins.....................  Executive Vice President since 1997; Vice President of               46         1989
                                      Sales from 1987 to 1997; Secretary since 1991; Sales
                                      Manager 1985 to 1987.

Norman P. Anderson..................  Retired; President 1964 to 1983.                                     84         1955

John S. McKeon......................  President of Golden Valley Microwave Foods, Inc. since               53         1984
                                      August 1993; President of McKeon Associates, Inc. 1991 to
                                      1993 (corporate finance consulting); Vice President of
                                      Northstar Industries, Inc. 1976 to 1990.

Duane M. Jergenson..................  Vice President, Operations of Taylor Corporation since               51         1996
                                      1985.

    As described above, Messrs. Hahn, Shipp, and Howard J., Howard M., and John
R. Hawkins also serve as executive officers of the Company. The only other executive officers are Jon C. Eaton, Vice President in charge of Terminal operations, John H. Michel, Vice President in charge of the Industrial Chemical & Equipment Division and Kurt R. Norman, Vice President of the Hawkins Water Treatment Group. Executive officers are elected to serve until the next annual meeting of the Board of Directors or until their successors are elected and qualify.

    Howard J. Hawkins is the father of Howard M. and John R. Hawkins. Donald L. Shipp is the father-in-law of Kurt Norman. There are no other family relationships between officers or directors of the Company.

    The Board of Directors held four meetings in fiscal 1997. All directors attended at least 75% of the total number of meetings of the Board and the committees on which they served. The Audit Committee, which presently is made up of Howard M. Hawkins, John S. McKeon and Duane M. Jergenson, is responsible for selecting auditors, ensuring the fiscal integrity of the Company, and establishing and reviewing internal controls. The Audit Committee held one meeting during fiscal 1997. The Compensation Committee, which is presently made up of John S. McKeon, Carl J. Ahlgren, Norman P. Anderson and Duane M. Jergenson, is responsible for establishing compensation policies for the Company and for reviewing and setting compensation for senior executives of the Company. The Compensation Committee held two meetings during fiscal 1997.

    A standing nominating committee has not been established although the Board has authority to do so. Sections 8 through 11 of Article II of the Company's By-Laws, adopted by the Board on August 23, 1988, provide that a candidate may not be nominated for election as a director at the annual meeting of shareholders unless the nomination was previously submitted to the Board or its nominating committee. A shareholder wishing to nominate a candidate for director must do so no later than sixty days following the end of the Company's fiscal year. Nominations are deemed made when the Secretary of the Company receives all of the following: (1) all information about the nominee that may be required to be provided in any proxy statement pursuant to the Securities Exchange Act of 1934 and regulations promulgated thereunder; (2) an executed directors' questionnaire provided by the Company and completed by the nominee; (3) the nominee's statement consenting to his nomination and agreeing to serve, if elected; and (4) evidence that the person making the nomination is a shareholder. After reviewing the submission, the Board or the appointed nominating committee may, but need not, designate one or more of the nominees to appear as an alternate candidate on any proxy solicited by management or any proxy statement furnished by management. The number of such alternate candidates may not exceed the number of directors to be elected at that annual meeting. Exclusion of any eligible candidate from a proxy solicited by management does not affect the right of shareholders to nominate, vote for, or elect such candidate at any shareholders' meeting held within twelve months after submission of the nomination material described above.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

                                2. OTHER MATTERS

    Management does not know of any other business which will be presented for consideration at the annual meeting. If, however, any other business does properly come before the meeting, proxies will be voted in accordance with the best judgment of the person or persons acting under them.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Deloitte & Touche LLP, independent certified public accountants, have been the auditors of the Company since 1971. They have been retained by the Board of Directors as the Company's auditors for the current fiscal year.

    Audit services performed by Deloitte & Touche LLP for the year ended September 28, 1997 consisted of the examination of the consolidated financial statements of the Company and services related to filings with the Securities and Exchange Commission. All services rendered by Deloitte & Touche LLP are reviewed and approved by the Board of Directors. The Board of Directors has not specifically considered the independence of the auditors in relation to the services rendered, but the auditors have informed the Company that neither the firm nor any of its partners holds any financial interest in the securities of the Company.

    Representatives of Deloitte & Touche LLP are expected to attend this annual meeting with the opportunity to make a statement if they desire. They will be available to respond to appropriate questions.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

                           SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation of the Chief Executive Officer and the four highest paid executive officers whose aggregate annual salary and bonus exceeded $100,000 for the Company's last fiscal year:

                                                      ANNUAL COMPENSATION
                                     ------------------------------------------------------
                                       FISCAL                               OTHER ANNUAL         ALL OTHER
    NAME AND PRINCIPAL POSITION         YEAR        SALARY      BONUS      COMPENSATION(a)   COMPENSATION(b)(c)
-----------------------------------  -----------  ----------  ----------  -----------------  ------------------
Howard J. Hawkins                          1997   $  154,800  $  109,000      $   4,500          $   30,000
  Chairman Emeritus; Chief                 1996      154,800     109,000          4,500              30,000
  Executive Officer, Retired               1995      154,000     100,000          4,500              30,000

Dean L. Hahn                               1997   $  151,865  $  132,000      $   4,500          $   30,000
  Chairman of the Board and                1996      141,640     114,000          4,500              30,000
  Chief Executive Officer                  1995      136,840     100,000          4,500              30,000

Donald L. Shipp                            1997   $  141,903  $  132,000      $   4,500          $   30,000
  President                                1996      131,567     114,000          4,500              30,000
                                           1995      126,400     100,000          4,500              30,000

John R. Hawkins                            1997   $  124,040  $  111,000      $   4,500          $   30,000
  Executive Vice President                 1996      118,240      94,000          4,500              30,000
  and Secretary                            1995      113,440      82,000          4,500              30,000

Howard M. Hawkins                          1997   $  124,040  $  111,000      $   4,500          $   30,000
  Vice President and Treasurer             1996      118,240      94,000          4,500              30,000
                                           1995      113,440      82,000          4,500              30,000

------------

(a) EMPLOYEE STOCK PURCHASE PLAN

    All employees of the Company and its subsidiaries who have attained the age of 18 years and who have been employed by the Company for one year are eligible to participate in the Company's Employee

Stock Purchase Plan. Under the Plan, each participant authorizes the Company to deduct a specified amount, not to exceed $500, from his paycheck each month, to which the Company adds a bonus of 75% of such amount, to be used by a depository agent to purchase common shares of the Company's stock for the participant's individual account under the Plan. Shares purchased with the Company's bonus vest over a five-year schedule.

(b) MONEY PURCHASE PENSION PLAN

    Non-bargaining employees of the Company and its subsidiaries who have attained the age of 21 years and completed one year of service are eligible to participate in this defined contribution pension plan. For each year, the Company contributes an amount equal to seven percent of an eligible participant's compensation, and this amount is credited to an account maintained for the participant under the Plan. The maximum annual compensation that may be used to determine Plan benefits is capped at $150,000 for the current plan year; this limit will be adjusted in future years under federal tax law for cost-of-living increases.

    Participant accounts are credited with the appropriate gains or losses resulting from investments made by the Plan. A participant is fully vested after completing seven years of service. At retirement, the participant receives the amount credited to his or her account either as a lump sum, in installments, or in the form of an annuity contract.

(c) EMPLOYEE STOCK OWNERSHIP PLAN

    Non-bargaining employees of the Company and its subsidiaries who have attained the age of 21 years and completed one year of service are eligible to participate in the Company's Employee Stock Ownership Plan. Contributions to this Plan are made at the discretion of the Board of Directors and credited to individual accounts maintained for participants under the Plan.

    The amount of each contribution credited to a participant's account is proportionate to that participant's compensation compared to the total compensation paid to all participants in the Plan. The maximum annual compensation that may be used to determine benefits in the current plan year is $150,000, which amount will be adjusted in future years for cost-of-living increases. In addition, the aggregate amount contributed in any one plan year for a participant under the Money Purchase Pension Plan and Employee Stock Ownership Plan may not exceed the lesser of 25% of compensation or $30,000.

    Participant accounts in the Employee Stock Ownership Plan are also credited with the appropriate gains or losses resulting from Plan investments. A participant is fully vested after completing seven years of service. At retirement, the participant receives the amount credited to his or her account either as a lump sum or in installments.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    All decisions regarding compensation of executive officers of the Company in fiscal 1997 were made by the Compensation Committee of the Board of Directors. The Compensation Committee is currently made up of the following directors: John
S. McKeon, Carl J. Ahlgren, Norman P. Anderson and Duane M. Jergenson. None of the current officers of the Company participates in any board vote setting his annual salary or bonus.

              COMPENSATION COMMITTEE REPORT ON ANNUAL COMPENSATION

    The annual compensation programs of the Company are highly leveraged on the basis of performance. The Company's annual compensation mix generally has lower base salaries than comparable companies, coupled with a highly leveraged incentive system which will pay more with good performance and less with below par performance.

EXECUTIVE SALARIES

    The salary increases of the Company's executive officers are tied to inflation, performance and increase in corporate profits.

EXECUTIVE BONUS PLAN

    The bonus plan for executive officers is based on the following factors: corporate performance, business unit performance and personal performance. The corporate performance rating is based on the Company's percentage growth in earnings per share over the prior year and its return on equity. These two factors are the primary determinants of share price over time. Business unit ratings are based primarily on profit performance (market share performance, new product development, workplace diversity and other factors are also considered). Personal ratings can include such qualitative factors as quality of the strategic plan, organizational and management development progress and industry, public affairs, and civic involvement.

    Corporate business unit ratings can range from .5 to 1.8 with top annual performance represented by a 1.5 or higher rating. Personal ratings can range from 0.0 to 1.5. These ratings are then combined with the participant's target incentive participation rate (a percentage of base salary which increases for higher positions within the Company). Both business unit and personal ratings are heavily dependent on achievement of financial objectives. The weights for executive officers are 50% corporate and 50% personal, while business unit officers are generally 38% unit, 12% corporate and 50% personal. The total corporate bonus package is approximately 11% of the Company's income from operations.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The compensation of Dean R. Hahn, Chief Executive Officer, is determined in the same manner as set forth above for all other executive officers.

                             COMPENSATION COMMITTEE

               John S. McKeon                    Carl J. Ahlgren
               Norman P. Anderson                Duane M. Jergenson

                           COMPENSATION OF DIRECTORS

    During fiscal 1997, each director who is not an employee of the Company was paid $6,000 as an annual retainer plus $660 for each meeting attended. In addition to his regular director's fees, Carl J. Ahlgren received $1,500 in fiscal 1997 for his work in preparing last year's annual report.

                      COMPARATIVE STOCK PERFORMANCE GRAPH

    The following is a graph comparing the annual percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total returns of the NASDAQ Composite Index and the NASDAQ Industrial Index for the Company's last five fiscal years. The graph assumes the investment of $100 in the Company's Common Stock, the NASDAQ Composite Index and the NASDAQ Industrial Index on September 28, 1992, and reinvestment of all dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               NASDAQ INDUSTRIAL INDEX    NASDAQ COMPOSITE INDEX    HAWKINS CHEMICAL, INC.
1992 (Base)                     $100.00                    $100.00                 $100.00
1993                            $125.66                    $132.02                 $129.48
1994                            $125.23                    $133.73                 $168.71
1995                            $158.12                    $182.56                 $216.09
1996                            $178.41                    $215.18                 $223.63
1997                            $220.77                    $296.52                 $302.11

                           PROPOSALS BY SHAREHOLDERS

    Any proposal that a shareholder intends to present at the 1999 Annual Meeting must be received by the Company no later than September 7, 1998 for inclusion in the 1999 Notice of Annual Meeting, Proxy Statement, and form of proxy.

                                   FORM 10-K

    The Company will provide each person whose proxy is solicited, upon the written request of any such person, a copy of its annual report on Form 10-K as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules required to be filed with the Commission. Such written request should be directed to John R. Hawkins, Corporate Secretary, Hawkins Chemical, Inc., 3100 East Hennepin Avenue, Minneapolis, Minnesota 55413.

Dated: January 5, 1998.                     BY ORDER OF THE BOARD OF DIRECTORS

                                                JOHN R. HAWKINS, SECRETARY

                             HAWKINS CHEMICAL, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                               FEBRUARY 11, 1998

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HAWKINS CHEMICAL,
                                      INC.

The undersigned hereby appoints Howard J. Hawkins, Dean L. Hahn, and Donald L. Shipp, or a majority of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Hawkins Chemical, Inc. held of record by the undersigned on JANUARY 2, 1998, at the Annual Meeting of Shareholders of Hawkins Chemical, Inc. to be held at 3:00 P.M. on Wednesday, FEBRUARY 11, 1998, at the Sheraton Minneapolis Metrodome, 1330 Industrial Boulevard, Minneapolis, Minnesota, and any adjournment thereof.

1.   ELECTION OF   / /  FOR all nominees listed below
     DIRECTORS:       EXCEPT those I have struck by a
                      line through their names.
Howard J. Hawkins, Dean L. Hahn, Carl J. Ahlgren, Howard M. Hawkins, Norman P. Anderson, Donald L. Shipp, John S. McKeon, John R. Hawkins, Duane M. Jergenson
     / /  WITHHOLD AUTHORITY
        to vote for ALL nominees listed above.
2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting. Management is not presently aware of any such matters to be presented for action.

           (CONTINUED, AND TO BE SIGNED AND DATED, ON THE OTHER SIDE)

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY, BUT IF THIS PROXY IS RETURNED WITH NO DIRECTION MADE, THEY WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR.

The undersigned hereby ratifies and confirms all that the Proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies heretofore given to vote such shares.

PLEASE SIGN AND RETURN PROMPTLY.
                             ___________________________________________________
                                                  Signature
                             ___________________________________________________
                                          Signature if held jointly
                             Dated: ______________________________________, 1998
                                          (Please date this Proxy)

                             (Please sign exactly as your name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)